Exhibit 99.2

Consolidated Report to the Financial Community
Third Quarter 2008
(Released November 4, 2008) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	3rd Qtr.
		3Q 2007 Basic EPS – GAAP Basis	$1.36
		Special Items – 2007	(0.04)
▪	Normalized non-GAAP* earnings, excluding special items, were $1.60 per share	3Q 2007 Normalized Earnings – Non-GAAP Basis*	$1.32
	for the third quarter of 2008, compared with $1.32 per share for the third quarter	Distribution Deliveries	(0.01)
	of 2007. GAAP earnings for the third quarter of 2008 were $1.55 per share	Generation Revenues	0.16
	compared with $1.36 per share in the prior year.	Fuel & Purchased Power	(0.12)
		Energy Delivery Expenses	0.01
		Net MISO/PJM Transmission Costs	0.04
3Q 2008 Results vs. 3Q 2007		Pension Expense	0.02
		Transition Cost Amortization - OH	(0.01)
▪	Electric distribution deliveries declined 2% in part due to milder weather.	Depreciation	(0.01)
	Cooling-degree-days were 8% lower than the same period last year and 5% below	Investment Income – NDT and COLI	0.04
	normal. Industrial deliveries decreased 4% (representing approximately half of the	Financing Costs	0.03
	total decrease in distribution deliveries) while residential and commercial deliveries	Income Tax Adjustments	0.12
	declined 2% and 1%, respectively. The resulting lower distribution delivery	Other	0.01
	revenues decreased earnings by $0.01 per share.	3Q 2008 Normalized Earnings - Non-GAAP Basis*	$1.60
		Special Items - 2008	(0.05)
		3Q 2008 Basic EPS - GAAP Basis	$1.55

•
Total electric generation sales decreased 1%.  Retail generation sales decreased 1.1 million megawatt-hours (MWH) or 4%, reflecting the impact of weather, reduced industrial usage, and fewer renewals of competitive commercial contracts in the PJM market. Wholesale electricity sales increased 0.9 million MWH or 15%, due to a 6% increase in generation output and available power due to lower retail generation sales. Generation revenues, adjusted to exclude power sourced from third-party auction suppliers for our Jersey Central Power & Light Company (JCP&L) and Pennsylvania Power Company (Penn Power) customers as well as the Ohio fuel rider in 2008 (instead of the deferral accounting used in 2007), increased earnings by $0.16 per share due to higher wholesale sales and prices.

•
Increased fuel and purchased power expenses reduced earnings by $0.12 per share. Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.11 per share due to higher market prices compared to the same period last year.  Higher fuel costs, adjusted for the impact of the Ohio fuel rider in 2008, net of last year’s deferral accounting, reduced earnings by $0.01 per share.

•
Lower energy delivery expenses increased earnings by $0.01 per share.  Reduced use of outside contractors and more resources devoted to capital projects this quarter compared to the same period last year were partially offset by higher storm-related expenses.

~~•~~
Net MISO/PJM transmission costs increased earnings by $0.04 per share, primarily due to increased revenues from the additional allocation of auction revenue rights in PJM in the third quarter of 2008 compared to the same period last year.

~~•~~	Reduced pension expense increased earnings by $0.02 per share, primarily due to an increase in the discount rate used to determine benefit obligations as of December 31, 2007.

•	Higher Ohio transition cost amortization reduced earnings by $0.01 per share.

•	Incremental property additions increased depreciation expense by $0.01 per share.

•
Higher nuclear decommissioning trust income of $0.08 per share, as a result of the decision earlier in the year to reduce the equity exposure within the nuclear decommissioning investment portfolio, was partially offset by lower income from corporate-owned life insurance which decreased earnings by $0.04 per share.

•
Lower financing costs increased earnings by $0.03 per share.  The decrease in net financing costs reflects lower interest rates on variable rate long-term debt and short-term borrowings, as well as higher capitalized interest related to our construction program.

•
Earnings in the third quarter of 2008 included tax adjustments that increased earnings by $0.12 per share.  The favorable settlement of tax positions taken on federal income tax returns in prior years increased earnings by $0.08 per share and lower taxes payable upon the filing of the 2007 federal income tax return in September 2008 compared to the amount initially estimated last year increased earnings by $0.04 per share.

•	During the quarter, a $0.05 per share reduction in earnings was recognized from the impairment of securities held in trust for future nuclear decommissioning activities.

2008 Earnings Guidance

•
Normalized non-GAAP* earnings guidance for 2008, excluding special items, has been increased to $4.30 to $4.40 per share from our previous non-GAAP guidance of $4.25 to $4.35 per share provided in August 2008.  Year-to-date normalized non-GAAP earnings through September now stand at $3.35 per share.

    * The 2008 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the
       Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Rey Y. Jimenez	Irene M. Prezelj
Vice President, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 761-4239	(330) 384-3859

Consolidated Report to the Financial Community - 3rd Quarter 2008	2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended Sept. 30			Nine Months Ended Sept. 30
		2008	2007	Change	2008	2007	Change
	Revenues
(1)	Electric sales	$3,649	$3,394	$255	$9,703	$9,063	$640
(2)	Other	255	247	8	723	660	63
(3)	Total Revenues	3,904	3,641	263	10,426	9,723	703

	Expenses
(4)	Fuel	356	327	29	1,000	887	113
(5)	Purchased power	1,306	1,168	138	3,376	2,914	462
(6)	Other operating expenses	794	756	38	2,375	2,255	120
(7)	Provision for depreciation	168	162	6	500	477	23
(8)	Amortization of regulatory assets	291	288	3	795	785	10
(9)	Deferral of new regulatory assets	(58)	(107)	49	(261)	(399)	138
(10)	General taxes	201	197	4	596	589	7
(11)	Total Expenses	3,058	2,791	267	8,381	7,508	873

(12)	Operating Income	846	850	(4)	2,045	2,215	(170)

	Other Income (Expense)
(13)	Investment income	40	30	10	73	93	(20)
(14)	Interest expense	(192)	(203)	11	(559)	(593)	34
(15)	Capitalized interest	15	9	6	36	21	15
(16)	Total Other Expense	(137)	(164)	27	(450)	(479)	29

(17)	Income Before Income Taxes	709	686	23	1,595	1,736	(141)
(18)	Income taxes	238	273	(35)	585	695	(110)
(19)	Net Income	$471	$413	$58	$1,010	$1,041	$(31)

(20)	Earnings Per Share of Common Stock
(21)	Basic	$1.55	$1.36	$0.19	$3.32	$3.39	$(0.07)
(22)	Diluted	$1.54	$1.34	$0.20	$3.29	$3.35	$(0.06)
(23)	Weighted Average Number of
	Common Shares Outstanding
(24)	Basic	304	304	-	304	307	(3)
(25)	Diluted	307	307	-	307	311	(4)

Consolidated Report to the Financial Community - 3rd Quarter 2008	3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,487	$381	$781	$-	$3,649
(2)	Other	170	79	32	(26)	255
(3)	Internal revenues	-	786	-	(786)	-
(4)	Total Revenues	2,657	1,246	813	(812)	3,904
	Expenses
(5)	Fuel	-	356	-	-	356
(6)	Purchased power	1,248	221	623	(786)	1,306
(7)	Other operating expenses	430	285	110	(31)	794
(8)	Provision for depreciation	99	67	-	2	168
(9)	Amortization of regulatory assets	263	-	28	-	291
(10)	Deferral of new regulatory assets	(76)	-	18	-	(58)
(11)	General taxes	169	26	1	5	201
(12)	Total Expenses	2,133	955	780	(810)	3,058
(13)	Operating Income	524	291	33	(2)	846
	Other Income (Expense)
(14)	Investment income	48	13	1	(22)	40
(15)	Interest expense	(102)	(44)	(1)	(45)	(192)
(16)	Capitalized interest	1	13	-	1	15
(17)	Total Other Expense	(53)	(18)	-	(66)	(137)
(18)	Income Before Income Taxes	471	273	33	(68)	709
(19)	Income taxes	188	109	14	(73)	238
(20)	Net Income	$283	$164	$19	$5	$471

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2008	4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,340	$338	$716	$-	$3,394
(2)	Other	180	32	7	28	247
(3)	Internal revenues	-	806	-	(806)	-
(4)	Total Revenues	2,520	1,176	723	(778)	3,641
	Expenses
(5)	Fuel	2	325	-	-	327
(6)	Purchased power	1,114	229	631	(806)	1,168
(7)	Other operating expenses	436	264	80	(24)	756
(8)	Provision for depreciation	102	51	-	9	162
(9)	Amortization of regulatory assets	279	-	9	-	288
(10)	Deferral of new regulatory assets	(82)	-	(25)	-	(107)
(11)	General taxes	166	26	1	4	197
(12)	Total Expenses	2,017	895	696	(817)	2,791
(13)	Operating Income	503	281	27	39	850
	Other Income (Expense)
(14)	Investment income	58	5	-	(33)	30
(15)	Interest expense	(120)	(44)	-	(39)	(203)
(16)	Capitalized interest	3	5	-	1	9
(17)	Total Other Expense	(59)	(34)	-	(71)	(164)
(18)	Income Before Income Taxes	444	247	27	(32)	686
(19)	Income taxes	175	99	11	(12)	273
(20)	Net Income	$269	$148	$16	$(20)	$413

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2008	5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended Sept. 30, 2008 vs. Three Months Ended Sept. 30, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$147	$43	$65	$-	$255
(2)	Other	(10)	47	25	(54)	8
(3)	Internal revenues	-	(20)	-	20	-
(4)	Total Revenues	137	70	90	(34)	263
	Expenses
(5)	Fuel	(2)	31	-	-	29
(6)	Purchased power	134	(8)	(8)	20	138
(7)	Other operating expenses	(6)	21	30	(7)	38
(8)	Provision for depreciation	(3)	16	-	(7)	6
(9)	Amortization of regulatory assets	(16)	-	19	-	3
(10)	Deferral of new regulatory assets	6	-	43	-	49
(11)	General taxes	3	-	-	1	4
(12)	Total Expenses	116	60	84	7	267
(13)	Operating Income	21	10	6	(41)	(4)
	Other Income (Expense)
(14)	Investment income	(10)	8	1	11	10
(15)	Interest expense	18	-	(1)	(6)	11
(16)	Capitalized interest	(2)	8	-	-	6
(17)	Total Other Expense	6	16	-	5	27
(18)	Income Before Income Taxes	27	26	6	(36)	23
(19)	Income taxes	13	10	3	(61)	(35)
(20)	Net Income	$14	$16	$3	$25	$58

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2008	6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Sept. 30, 2008	Dec 31, 2007
Current Assets:
Cash and cash equivalents	$181	$129
Receivables	1,531	1,421
Other	1,092	680
Total Current Assets	2,804	2,230

Property, Plant and Equipment	17,157	15,383
Investments	3,267	3,598
Deferred Charges and Other Assets	10,334	10,857
Total Assets	$33,562	$32,068

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,509	$2,014
Short-term borrowings	2,392	903
Accounts payable	744	777
Other	1,402	1,454
Total Current Liabilities	7,047	5,148

Capitalization:
Common stockholders' equity	9,301	8,977
Long-term debt and other long-term obligations	8,674	8,869
Total Capitalization	17,975	17,846
Noncurrent Liabilities	8,540	9,074
Total Liabilities and Capitalization	$33,562	$32,068

General Information

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2008	2007	2008	2007
Debt and equity securities redemptions	$(13)	$(176)	$(733)	$(1,565)
New long-term debt issues	$82	$300	$631	$1,100
Short-term borrowings, net	$(216)	$(1,843)	$1,489	$(535)
Capital expenditures (a)	$(560)	$(430)	$(2,177)	$(1,127)

(a) Includes purchase of lessor equity interests in Beaver Valley Unit 2 and Perry in the nine months ended September 30, 2008.

Adjusted Capitalization

	As of September 30
	2008	% Total	2007	% Total
Total common equity	$9,301	39%	$8,768	42%
Long-term debt and other long-term obligations	8,674	36%	8,617	38%
Currently payable long-term debt	2,509	10%	2,265	10%
Short-term borrowings	2,392	10%	573	3%
Adjustments:
Sale-leaseback net debt equivalents	1,452	7%	2,032	9%
JCP&L securitization debt	(378)	-2%	(404)	-2%
Total	$23,950	100%	$21,851	100%

Consolidated Report to the Financial Community - 3rd Quarter 2008	7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$471	$413	$1,010	$1,041
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	401	343	1,034	863
Deferred purchased power and other costs	(44)	(80)	(163)	(265)
Deferred income taxes and investment tax credits	149	(243)	278	(158)
Deferred rents and lease market valuation liability	39	51	(62)	(41)
Pension trust contribution	-	-	-	(300)
Cash collateral, net	(46)	(31)	21	(50)
Electric service prepayment programs	(19)	(16)	(58)	(52)
Change in working capital and other	161	603	(632)	172
Cash flows provided from operating activities	1,112	1,040	1,428	1,210
Cash flows provided from (used for) financing activities	(316)	(1,896)	914	(1,442)
Cash flows provided from (used for) investing activities	(685)	849	(2,290)	172
Net increase (decrease) in cash and cash equivalents	$111	$(7)	$52	$(60)

Deferrals and Amortizations

	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2008	2007	Change	2008	2007	Change
Ohio Rate Plans and Transmission Deferrals
Regulatory Assets - Beginning	$1,746	$1,851		$1,847	$1,863
Interest on shopping incentives	7	9	$(2)	24	28	$(4)
MISO costs and interest	(10)	7	(17)	(8)	45	(53)
RCP distribution reliability costs and interest	46	52	(6)	129	143	(14)
RCP fuel costs and interest	(15)	21	(36)	(7)	62	(69)
Other	(9)	6	(15)	24	17	7
Current period deferrals	$19	$95	$(76)	$162	$295	$(133)
Amortization
Ohio transition costs	$(86)	$(83)	$(3)	$(231)	$(222)	$(9)
Shopping incentives	(33)	(34)	1	(92)	(94)	2
MISO costs	(17)	(9)	(8)	(35)	(20)	(15)
Other	(7)	(3)	(4)	(29)	(5)	(24)
Current period amortization	$(143)	$(129)	$(14)	$(387)	$(341)	$(46)
Regulatory Assets - Ending	$1,622	$1,817		$1,622	$1,817
Pennsylvania Deferred PJM Costs
Beginning balance	$323	$218		$255	$157
Deferrals	15	13	$2	86	79	$7
Interest	4	1	3	9	4	5
Amortizations	(4)	(4)	-	(12)	(12)	-
			$5			$12
Ending balance	$338	$228		$338	$228
New Jersey Deferred Energy Costs
Beginning balance	$293	$392		$322	$369
Net recovery of energy costs	(83)	(62)	$(21)	(112)	(39)	$(73)
Ending balance	$210	$330		$210	$330

Consolidated Report to the Financial Community - 3rd Quarter 2008	8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Electric Sales Statistics (kWh in millions)
		Three Months Ended Sept. 30			Nine Months Ended Sept. 30
		2008	2007	Change	2008	2007	Change

Electric Distribution Deliveries
Ohio	- Residential	4,508	4,676	-3.6%	13,114	13,342	-1.7%
- Commercial		3,974	4,028	-1.3%	11,383	11,497	-1.0%
- Industrial		5,782	6,073	-4.8%	17,193	17,661	-2.6%
- Other		93	93	-	277	278	-0.4%
Total Ohio		14,357	14,870	-3.4%	41,967	42,778	-1.9%

Pennsylvania	- Residential	2,867	2,987	-4.0%	8,797	8,855	-0.7%
- Commercial		2,973	2,997	-0.8%	8,588	8,499	1.0%
- Industrial		2,548	2,622	-2.8%	7,723	7,730	-0.1%
- Other		20	20	-	61	61	-
Total Pennsylvania		8,408	8,626	-2.5%	25,169	25,145	0.1%

New Jersey	- Residential	2,971	2,878	3.2%	7,523	7,617	-1.2%
- Commercial		2,699	2,732	-1.2%	7,343	7,444	-1.4%
- Industrial		717	739	-3.0%	2,133	2,166	-1.5%
- Other		22	23	-4.3%	66	66	-
Total New Jersey		6,409	6,372	0.6%	17,065	17,293	-1.3%

Total Residential		10,346	10,541	-1.8%	29,434	29,814	-1.3%
Total Commercial		9,646	9,757	-1.1%	27,314	27,440	-0.5%
Total Industrial		9,047	9,434	-4.1%	27,049	27,557	-1.8%
Total Other		135	136	-0.7%	404	405	-0.2%
Total Distribution Deliveries		29,174	29,868	-2.3%	84,201	85,216	-1.2%
Electric Sales Shopped
Ohio	- Residential	596	635	-6.1%	1,616	1,687	-4.2%
- Commercial		896	957	-6.4%	2,545	2,712	-6.2%
- Industrial		686	719	-4.6%	1,976	2,048	-3.5%
Total Ohio		2,178	2,311	-5.8%	6,137	6,447	-4.8%

Pennsylvania	- Residential	31	33	-6.1%	92	44	109.1%
- Commercial		187	182	2.7%	568	446	27.4%
- Industrial		526	513	2.5%	1,599	1,389	15.1%
Total Pennsylvania		744	728	2.2%	2,259	1,879	20.2%

New Jersey	- Commercial	676	603	12.1%	1,849	1,596	15.9%
- Industrial		552	567	-2.6%	1,644	1,641	0.2%
Total New Jersey		1,228	1,170	5.0%	3,493	3,237	7.9%
Total Electric Sales Shopped		4,150	4,209	-1.4%	11,889	11,563	2.8%
Electric Generation Sales
Retail - Regulated		25,024	25,659	-2.5%	72,312	73,653	-1.8%
Retail - Competitive		2,961	3,449	-14.1%	8,623	9,940	-13.2%
Total Retail		27,985	29,108	-3.9%	80,935	83,593	-3.2%
Wholesale		7,074	6,148	15.1%	18,336	17,571	4.4%
Total Electric Generation Sales		35,059	35,256	-0.6%	99,271	101,164	-1.9%

Operating Statistics

	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2008	2007		2008	2007
Capacity Factors:
Nuclear	99%	89%		91%	89%
Fossil - Baseload	92%	85%		84%	80%
Fossil - Load Following	65%	71%		65%	72%
Generation Output:
Nuclear	39%	36%		38%	37%
Fossil - Baseload	40%	40%		40%	38%
Fossil - Load Following	19%	22%		20%	23%
Peaking	2%	2%		2%	2%

	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
Weather	2008	2007	Normal	2008	2007	Normal
Composite Heating-Degree-Days	46	57	87	3,526	3,619	3,555
Composite Cooling-Degree-Days	628	683	659	882	969	909

Consolidated Report to the Financial Community - 3rd Quarter 2008	9

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
(Unaudited)
(In millions, except for per share amounts)

Special Items

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2008	2007	2008	2007

Pre-tax Items - Income Increase (Decrease)
Gain on sale of non-core assets (a)	$-	$21	$32	$21
Saxton decommissioning costs regulatory assets (b)	-	-	-	27
Trust securities impairment (c)	(25)	(4)	(63)	(16)
Litigation settlement (a)	-	-	15	-
Total-Pretax Items	$(25)	$17	$(16)	$32

EPS Effect	$(0.05)	$0.04	$(0.03)	$0.06

(a) Included in "Revenues - Other"
(b) Included in "Deferral of new regulatory assets"
(c) Included in "Investment income"

2008 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL	ACTUAL	REVISED
	Three Months	Nine Months	Guidance For
	Ended Sept. 30	Ended Sept. 30	Year 2008

Basic EPS (GAAP basis)*	$1.55	$3.32	$4.27 - $4.37
Excluding Special Items*:
Gain on sale of non-core assets	-	(0.06)	(0.06)
Litigation settlement	-	(0.03)	(0.03)
Trust securities impairment	0.05	0.12	0.12
Basic EPS (Non-GAAP basis)	$1.60	$3.35	$4.30 - $4.40

* Excludes possible write-off of $485 million of CEI's estimated unrecoverable transition costs under the proposed ESP, which if recognized, would be categorized as a Special Item ($1.01 per share).

Liquidity position as of October 31, 2008
Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$404
FirstEnergy & FirstEnergy Solutions	Revolving	May 2009	300	300
FirstEnergy	Bank Lines	Various(2)	120	20
FirstEnergy Generation	Term Loan	Oct. 2009(3)	300	300
OH & PA Utilities	A/R Fin.	Various(4)	550	445
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$4,020	$1,469
(2) $100M matures November 30, 2009; $20M uncommitted		Cash:	-	456
line of credit with no maturity date		Total:	$4,020	$1,925
(3) Drawn amounts are payable within 30 days and may not
be reborrowed
(4) $370M matures March 21, 2009; $180M matures December 19, 2008 with an extension requested pending state regulatory approval of replacement facility

Consolidated Report to the Financial Community - 3rd Quarter 2008	10

RECENT DEVELOPMENTS

Record Generation Output
FirstEnergy Corp. (FirstEnergy) set a new generation output record of 22.2 million megawatt-hours during the third quarter of 2008, a 3.2% increase over the previous record established in the third quarter of 2006. This generation record reflects a quarterly all-time high for the nuclear fleet.

September Windstorm
On September 14, 2008, the remnants of Hurricane Ike swept through Ohio and western Pennsylvania and produced unexpectedly high winds, reaching nearly 80 mph. More than one million customers of Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI), Pennsylvania Power Company (Penn Power), and Pennsylvania Electric Company (Penelec) were affected by the severe windstorm, which produced the largest storm-related outage in the history of those companies.  FirstEnergy crews from all of its seven utility operating subsidiaries, along with assistance from crews of other utilities, restored service to more than 70% of the affected customers within two days, and service to all customers was restored by September 23, 2008. Storm expenses totaled approximately $30 million, of which $19 million was recognized as capital and $11 million as O&M expense.

Rating Agency Action
On August 1, 2008, Standard & Poor’s rating agency, citing the Ohio Electric Security Plan (ESP) filing described below, revised the outlook of FirstEnergy and its subsidiaries FirstEnergy Solutions Corp. (FES), OE, CEI, Toledo Edison Company (TE), Penn Power, Jersey Central Power & Light Company (JCP&L), Metropolitan Edison Company (Met-Ed), and Penelec to stable from negative.

Financing Activities
On October 8, 2008, FirstEnergy and its subsidiaries FES and FirstEnergy Generation Corp. (FGCO) entered into a $300 million secured term loan facility with Credit Suisse. Each borrowing under this facility matures 30 days from the date of the borrowing, or, if earlier, the credit facility maturity date, subject to extensions for the release of quarterly financial results. The facility maturity date is October 7, 2009. This facility contains a minimum borrowing amount of $100 million with FGCO as the borrower and FES and FirstEnergy as guarantors.  Each borrowing may not be re-borrowed once repaid.

On October 20, 2008, OE issued $300 million of first mortgage bonds, comprised of $275 million 8.25% series due 2038 and $25 million 8.25% series due 2018. The net proceeds from this offering will be used to fund capital expenditures and for other general corporate purposes of OE.

Letter to the Investment Community
On October 9, 2008, FirstEnergy issued a Letter to the Investment Community to provide a comprehensive overview of its consolidated liquidity position and the status of ongoing financing activities. The Letter is available at www.firstenergycorp.com/ir.

Ohio Fuel Case
On August 8, 2008, the Ohio Companies submitted a filing to suspend the procedural schedule in their application to recover their 2006-2007 deferred fuel costs and associated carrying charges ($220 million balance as of December 31, 2007), because the ESP filing contains a proposal addressing the recovery of these deferred fuel costs. On August 25, 2008, the PUCO ordered that the September 29, 2008 evidentiary hearing would be held at a future date.  A revised case schedule has yet to be issued.

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Ohio Regulatory Update
On July 31, 2008, OE, CEI, and TE (collectively, Ohio Companies) filed both an ESP and Market Rate Offer (MRO) with the Public Utilities Commission of Ohio (PUCO). A PUCO decision on the MRO was required by statute within 90 days of the filing and is required on the ESP within 150 days.  Under the ESP, new rates would be effective for customers on January 1, 2009. Evidentiary hearings concluded on October 31, 2008 and no further hearings are scheduled.  The parties are required to submit initial briefs by November 21, 2008, with all reply briefs due by December 12, 2008.  The Ohio Companies also included an interim pricing proposal as part of their ESP filing, if additional time is necessary for final approval of either the ESP or MRO.  The Ohio Companies requested PUCO approval of the interim pricing proposal by November 14, 2008.

Under the MRO alternative, the Ohio Companies propose to procure generation supply through a competitive bidding process (CBP).  If approved, the MRO would be implemented if the ESP is not approved by the PUCO or is changed and not accepted by the Ohio Companies. On September 16, 2008, PUCO Staff testimony was filed and five days of evidentiary hearings began.  Briefs in the case were filed October 6, 2008, with Reply Briefs filed on October 14, 2008. The PUCO failed to act on October 29, 2008 as required under the statute.  The Ohio Companies are unable to predict the outcome of this proceeding.

On July 2, 2008, July 23, 2008, and August 20, 2008, the PUCO staff issued three sets of proposed rules for comment to implement portions of Amended Substitute Senate Bill 221 (SB221):
•
Written comments and reply comments on the first set of proposed rules (related to standard service offer, transmission cost recovery, corporate separation, and reasonable arrangements) were filed on July 22, 2008 and August 6, 2008, respectively.  Final rules were adopted by the PUCO on September 17, 2008, and presently the PUCO is scheduled to issue an Entry on Rehearing on November 5, 2008.  These rules have not yet been submitted to the Joint Committee on Agency Rule Review (JCAAR).

•
Written comments and reply comments on the second set of proposed rules (related to electric service and safety standards, competitive retail electric service, interconnection service, electric liability, customer service, and safety and market monitoring) were filed on August 12, 2008 and August 29, 2008, respectively.  The PUCO is scheduled to consider for decision these rules on November 5, 2008.

•
Written comments and reply comments on the third set of proposed rules (covering alternative energy, emission reporting, energy efficiency, and demand reduction) were filed on September 9, 2008 and September 26, 2008, respectively.

Following the comment period, the PUCO considers the input from stakeholders before adopting the final rules. The final rules are then subject to change through the application for rehearing process.  Once the application for rehearing process before the PUCO is finalized, the rules are then subject to review by JCARR, which conducts up to a 65-day review.  The rules become effective 10 days following JCARR’s review.

Amendments to Market-Based Rate Tariffs
On October 24, 2008, FES, FGCO, FirstEnergy Nuclear Generation Corporation, and FirstEnergy Generation Mansfield Unit 1 Corp. (the Applicants) filed proposed amendments to their market-based rate tariffs with the Federal Energy Regulatory Commission (FERC). In preparation for serving Ohio customers beginning January 2009 under either the ESP or MRO described above, the Applicants are requesting a determination that FERC requirements to obtain prior approvals for affiliate sales do not apply to the Applicants’ power sales to CEI, OE, and TE.

Pennsylvania Legislative Update
October 15, 2008, Pennsylvania Governor Edward Rendell signed House Bill 2200 (HB 2200) into law. The bill addresses issues such as:  energy efficiency and peak load reduction, generation procurement, time-of-use rates, smart meters, and alternative energy. Major provisions of the legislation include:
•
Power acquired by utilities to serve customers after rate caps expire will be procured through a competitive procurement process approved by the Pennsylvania Public Utility Commission (PPUC) and will include auctions, request for proposals, and/or bilateral agreements;

•	Utilities must file a plan by August 14, 2009, that provides for the installation of smart meter technology;
•	A minimum reduction in peak demand of 4.5% by May 31, 2013;

Consolidated Report to the Financial Community - 3rd Quarter 2008	12

•	Utilities must file a plan by July 1, 2009, regarding plans to meet the energy efficiency and conservation requirements;
•	Minimum reductions in energy consumption of 1% and 3% by May 31, 2011 and May 31, 2013, respectively; and
•	An expanded definition of alternative energy to include additional types of hydroelectric and biomass facilities.

Penn Power Interim Default Service Supply Plan
On October 21, 2008, Penn Power held its third Request for Proposal (RFP) to procure default service for residential customers for the period June 2009 through May 2010. The fourth RFP for the remainder of residential customers’ load for the period June 2009 through May 2010 is scheduled for January 2009. The results of the four RFPs will be averaged and adjusted for line losses, administrative fees and gross receipts tax, and will be reflected in Penn Power’s new default service rates.

Met-Ed and Penelec File Customer Prepayment Plan
On September 25, 2008, Met-Ed and Penelec filed a voluntary prepayment plan with the PPUC. The plan offers qualified residential and small business customers the option to gradually phase-in future generation price increases by making modest prepayments during the next two years, before rate caps expire at the end of 2010. Each month, customers who elect to participate would prepay an amount equal to approximately 9.6% of their electric bill. Prepayments would earn 7.5% interest, and the prepayments plus accrued interest will be credited to customers to offset the customer’s electric bills in 2011 and 2012. Met-Ed and Penelec requested that the PPUC approve the plan by December 2008.

Met-Ed and Penelec Rate Cases
Several parties to the Met-Ed and Penelec 2006 rate case proceeding filed Petitions for Review with the Commonwealth Court of Pennsylvania in 2007, asking the court to review the PPUC’s determination on several issues including: the recovery of transmission (including congestion); the transmission deferral; consolidated tax savings; the requested generation increase; and recovery of universal service costs from only the residential rate class.  Oral arguments were held on September 10, 2008.  The Court’s decision is pending.

Solar Renewable Energy Proposal
On September 30, 2008, JCP&L filed a proposal responsive to the New Jersey Board of Public Utilities (NJBPU) initiative addressing solar project development in the State of New Jersey.  Under the proposal, JCP&L would enter into long-term agreements to buy and sell Solar Renewable Energy Certificates (SREC) to provide a stable basis for financing solar generation projects. An SREC represents the solar energy attributes of one megawatt-hour of generation from a solar generation facility that has been certified by the NJBPU Office of Clean Energy.  Under this proposal, JCP&L would solicit SRECs to satisfy approximately 60%, 50%, and 40% of the incremental SREC purchases needed in its service territory to meet the New Jersey Renewable Portfolio Standards through 2010, 2011, and 2012, respectively.

New Jersey Energy Master Plan
On October 22, 2008, the Governor of New Jersey released the details of New Jersey’s Energy Master Plan (EMP), which includes goals to reduce energy consumption by a minimum of 20% by 2020, reduce peak demand by 5,700 MW by 2020, meet 30% of the state's electricity needs with renewable energy by 2020, and examine smart grid technology. The EMP outlines a series of goals and action items to meet set targets, while also continuing to develop the clean energy industry in New Jersey.  The Governor will establish a State Energy Council to implement the recommendations outlined in the plan.

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Forward-looking Statements:  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO’s rulemaking process on the Ohio Companies’ Electric Security Plan and Market Rate Offer filings, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007), the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Electric Security Plan and Market Rate Offer proceedings as well as the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the recovery of deferred fuel costs), Met-Ed’s and Penelec’s transmission service charge filings with the PPUC (as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in the registrant’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the registrant, the state of the capital and credit markets affecting the registrant, and the risks and other factors discussed from time to time in the registrant’s SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on the registrant’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. Also, a security rating is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time and each such rating should be evaluated independently of any other rating. The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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